UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 13, 2007

CENTERSTAGING CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware	021-80703	45-0476087
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3407 Winona Avenue Burbank, CA 91504 (Address of Principal Executive Offices) (818) 559-4333 (Registrant’s Telephone Number)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2007, the Company granted Paul Schmidman, the Company’s President and Chief Operating Officer, an option to purchase up to 3,000,000 shares of the Company’s common stock at an exercise price of $1.25 per share pursuant to a stock option agreement. Fifty percent of the option vested upon grant and the balance will vest on March 13, 2008. The option will terminate on March 12, 2017 subject to earlier termination under certain circumstances as provided in the stock option agreement. A copy of the stock option agreement described above is filed as Exhibit 10.1 and the above summary is qualified in its entirety by reference to the stock option agreement, which is incorporated herein.

Item 9.01.	Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
10.1	Stock Option Agreement dated March 13, 2007 by and between CenterStaging Corp. and Paul Schmidman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 16, 2007	CENTERSTAGING CORP.
By: /s/ Roger Paglia Roger Paglia Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Stock Option Agreement dated March 13, 2007 by and between CenterStaging Corp. and Paul Schmidman.